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                                                                     EXHIBIT 5.1
                                                                     -----------



May 22, 1997


IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, Maine  04092

     Re: 1997 Employee Stock Purchase Plan, 1997 International Employee Stock Purchase Plan and 1997 Director Option Plan
          -------------------------------------------------

Ladies and Gentlemen:

     I am General Counsel to IDEXX Laboratories, Inc., a Delaware corporation (the "Company"). In such capacity, I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 482,500 shares of Common Stock, par value $.10 per share (the "Shares"), of the Company, issuable under the Company's 1997 Employee Stock Purchase Plan, the Company's 1997 International Employee Stock Purchase Plan, and upon exercise of options granted under the 1997 Director Option Plan (the "Plans").

     I have examined the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated By-Laws of the Company, as amended, and originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statements and such other documents relating to the Company as I have deemed material for purposes of this opinion.

     In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, I am of the opinion that the Company has duly authorized for issuance the shares covered by the Registration Statements to be issued under each of the Plans, as described in the Registration Statement, and the shares, when issued in accordance with the terms of each of the Plans, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements.

                                    Very truly yours,


                                    /s/ Richard B. Thorp
                                    --------------------------
                                    Richard B. Thorp
                                    General Counsel